                                                                    Exhibit 16.1


November 20, 1998

Mr. Dave Bishop
Chief Finacial Officer
CellPro, Incorporated
22215-26th Avenue SE
Bothell, WA 98021

Dear Mr. Bishop:

This is to confirm that the client-auditor relationship between CellPro, Incorporated (Commission File Number 0-19472) and PricewaterhouseCoopers LLP has ceased.

Very truly yours,


PricewaterhouseCoopers

cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exhange Commission
        Mail Stop 11-3
        450 Fifth Street, N.W.
        Washington, D.C. 20549